EXHIBIT (l)(1)

                               PURCHASE AGREEMENT

         TD Waterhouse Family of Funds, Inc. (the "Company"), a Maryland corporation, and TD Waterhouse Trust (the "Trust"), a Delaware business trust, hereby agree with each other as follows:

         1. The Trust, on behalf of its TD Waterhouse Dow 30 Fund (the "New Fund"), hereby offers the Company, on behalf of its TD Waterhouse Dow 30 Fund (the "Old Fund") and the Company hereby purchases one (1) share of the New Fund at a price of $1.00 per share.

         2. The Company is authorized and otherwise duly qualified to purchase and hold such share and to enter into this Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 5th day of November, 1999.

                                            TD Waterhouse Family of Funds, Inc.

ATTEST:

/s/ Karen Jacoppo-Wood                      By: /s/ George A. Rio
------------------------------------            -----------------------------
                                                 Name:    George A. Rio
                                                 Title:   President

                                                 TD Waterhouse Trust

ATTEST:

/s/ Karen Jacoppo-Wood                      By: /s/ George A. Rio
------------------------------------            -----------------------------
                                                  Name:    George A. Rio
                                                  Title:   President